Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Counselor Series Trust (Invesco Counselor Series Trust):

We consent to the use of our report dated November 21, 2018 on the financial statements of Oppenheimer Rochester Short Duration High Yield Municipal Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

January 27, 2020